                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                             HEALTH CARE REIT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            [HEALTH CARE REIT LOGO]


                        IMPORTANT INFORMATION RELATING TO
                  ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS



May 6, 2003

Dear Stockholder:

The Annual Meeting of Stockholders of Health Care REIT, Inc. was held on Thursday May 1, 2003. At this meeting, proposals for the election of three directors for a term of three years, an amendment to the company's certificate of incorporation increasing the number of authorized shares of common stock, and the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2003 were all approved.

The stockholders were asked to consider one additional proposal, an increase in the number of authorized shares of preferred stock. To pass, this proposal requires the approval of a majority of the outstanding shares of Common Stock and Series C Preferred Stock, voting together as a class, as well as the approval of a majority of the outstanding shares of Preferred Stock, voting together as a class. According to proxies submitted prior to the meeting, a majority of the shares representing the outstanding Preferred Stock are in favor of Proposal 3. Although approximately 80% of the proxies submitted by holders of Common Stock and Series C Preferred Stock were marked "FOR" Proposal 3, those proxies do not represent enough shares to approve the proposal. We believe that this is due primarily to the fact that brokers were not permitted to vote on the proposal, which is non-routine in nature, in the absence of specific instructions from their customers. Therefore, the meeting was adjourned to provide stockholders with additional time to consider the proposed amendment and provide voting instructions to their brokers.

The reconvened meeting will be held on May 23, 2003, at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio. The sole purpose of the meeting will be to consider the proposal to amend the company's certificate of incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 25,000,000. No other business will take place at the reconvened meeting.

The Board of Directors of Health Care REIT, Inc. has unanimously recommended a vote FOR amending the certificate to increase the number of authorized shares of preferred stock. The approval of this proposal will provide flexibility for future capital raising and will further the company's growth opportunities. Institutional Shareholder Services (ISS), widely recognized as the leading independent proxy advisory firm in the nation, has recommended that Health Care REIT, Inc. stockholders vote FOR this proposal.

Our records indicate that your shares have not been voted on this proposal. Stockholders as of the original record date of March 6, 2003 will be entitled to vote by proxy, or in person, at the reconvened meeting.

Stockholders with questions on how to vote their shares can contact the company's proxy solicitor, Mellon Investor Services, at (800)-261-8056 (toll free) or (201)-373-5156 (call collect).

Stockholders are advised to read the definitive proxy materials prepared by management in connection with the solicitation of proxies from stockholders of Health Care REIT, Inc. Stockholders may obtain, free of charge, copies of the definitive proxy materials filed by Health Care REIT, Inc. with the Securities and Exchange Commission from the web site at www.sec.gov or on the company's web site at www.hcreit.com. The definitive proxy materials may also be obtained free of charge by contacting the company's proxy solicitor at the numbers provided above.

WE ARE ENCLOSING A DUPLICATE PROXY CARD AND POSTAGE PAID RETURN ENVELOPE FOR USE BY STOCKHOLDERS THAT HAVE NOT YET VOTED. IN ADDITION TO RETURNING THE PHYSICAL FORM OF PROXY, YOU CAN ALSO TAKE ADVANTAGE OF TOLL-FREE, TOUCH-TONE TELEPHONE VOTING, OR VOTING BY THE INTERNET (SEE THE INSTRUCTIONS ON THE ENCLOSED FORM OF PROXY).

We encourage you to vote your proxy, and thank you for your continuing support of Health Care REIT, Inc.

Sincerely,

HEALTH CARE REIT, INC.

/s/ ERIN C. IBELE

Erin C. Ibele
Vice President and Corporate Secretary